EXHIBIT 5.1

                       [Letterhead of The Otto Law Group]

                                 March 25, 2005

Dtomi, Inc.
950 South Pine Island Road, Suite A150
Plantation, Florida 33324

      Re: Registration of Common Stock of Dtomi, Inc., a Nevada corporation ("Dtomi")

Ladies and Gentlemen:

In connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate 14,552,600 shares of common stock (the "Shares") to be issued pursuant to (i) that certain Employment Agreement dated September 22, 2003 by and between the Registrant and John R. Haddock, as amended (the "Haddock Agreement"), (ii) that certain Engagement Agreement dated October 21, 2001 by and between the Registrant and The Otto Law Group, PLLC, as amended (the "OLG Agreement"), and (iii) that certain Non-Employee Director Agreement dated December 10, 2004 by and between the Registrant and John Simpson, as amended (the "Simpson Agreement"), we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when the Shares have been issued and sold pursuant to the applicable provisions of the Haddock Agreement, the OLG Agreement, and the Simpson Agreement and in accordance the Registration Statement, the Shares will be validly issued, fully paid and nonassessable shares of common stock of Dtomi.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectuses constituting a part thereof, and any amendments thereto.


                                                     Very truly yours,

                                                     THE OTTO LAW GROUP, PLLC

                                                     /s/ The Otto Law Group


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